EXHIBIT 32.2

CERTIFICATION BY THE CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT

I, Zachary Rovinsky, Chief Financial Officer of Scientific Industries, Inc. (the “Company”), certify, to the best of my knowledge that:

1.	I have reviewed this Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2026 (the “Quarterly Report”);

2.	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

3.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Scientific Industries, Inc.

Scientific Industries, Inc.

Date: November 13, 2026	By:	/s/ Zachary Rovinsky
Zachary Rovinsky
Chief Financial Officer, Asst Treasurer, Asst Secretary